Exhibit 99.1

FOR IMMEDIATE RELEASE

BankFinancial Corporation to Host Conference Call and Webcast on November 4, 2008

Burr Ridge, Illinois – (October 29, 2008) BankFinancial Corporation (Nasdaq – BFIN) will review third quarter 2008 results in a conference call and webcast for stockholders and analysts on Tuesday, November 4, 2008 at 9:30 a.m. Central Standard Time (CST).

The conference call may be accessed by calling (800) 591-6923 and using participant passcode 93446060. The conference call will be simultaneously webcast at www.bankfinancial.com, “Stockholder Information” page. For those persons unable to participate in the conference call, the webcast will be archived through 5:00 p.m. CST November 11, 2008 on our website. Copies of BankFinancial Corporation’s Third Quarter 2008 Financial Review and our Earnings Release are scheduled to be available on our website, under the “Stockholder Information” section on November 3, 2008.

BankFinancial Corporation is the holding company for BankFinancial, F.S.B., a full-service, community-oriented bank providing financial services to individuals, families and businesses through 18 full-service banking offices, located in Cook, DuPage, Lake and Will Counties, Illinois. At June 30, 2008, BankFinancial Corporation had total assets of $1.457 billion, total loans of $1.225 billion, total deposits of $1.081 billion and stockholders’ equity of $288 million. The company’s common stock trades on the Nasdaq Global Select Market under the symbol BFIN. Additional information may be found at the company’s web site, www.bankfinancial.com.

For Further Information Contact:

Shareholder, Analyst and Investor Inquiries:	Media Inquiries:
Elizabeth A. Doolan Senior Vice President – Finance BankFinancial Corporation Telephone: 630-242-7151	Gregg T. Adams Executive Vice President – Marketing & Sales BankFinancial Corporation Telephone: 630-242-7234